                               AGREEMENT AND PLAN

                                OF REORGANIZATION


                                   DATED AS OF


                                FEBRUARY 10, 1997


                                  BY AND AMONG


                            TRANSMEDIA EUROPE, INC.,

                    TRANSMEDIA ASIA ACQUISITION CORPORATION,

                          TRANSMEDIA ASIA PACIFIC, INC.

                                       AND

                    TRANSMEDIA EUROPE ACQUISITION CORPORATION

                                TABLE OF CONTENTS

                                                                                            PAGE

                                    ARTICLE I
              THE MERGER AND THE TRANSMEDIA EUROPE ASSET CONVEYANCE


    SECTION 1.1 - The Merger...............................................................  2
    SECTION 1.2 - The Transmedia Europe Asset Conveyance...................................  2
    SECTION 1.3 - Effective Time...........................................................  3
    SECTION 1.4 - Effect of the Merger.....................................................  3
    SECTION 1.5 - Subsequent Actions.......................................................  3
    SECTION 1.6 - Certificate of Incorporation; Bylaws; Directors
                            and Officers of Surviving Corporation..........................  4

                                   ARTICLE II
                        EFFECT ON STOCK OF THE SURVIVING
                     CORPORATION AND THE MERGED CORPORATION

    SECTION 2.1 - Conversion of Securities.................................................  5
    SECTION 2.2 - Conversion of Shares.....................................................  5
    SECTION 2.3 - Conversion of Common Stock of the Merged
                  Corporation into Common Stock of the Surviving
                  Corporation..............................................................  5
    SECTION 2.4 - Exchange of Transmedia Asia Certificates.................................  6
    SECTION 2.5 - Transfer Books...........................................................  8
    SECTION 2.6 - No Fractional Share Certificates.........................................  8
    SECTION 2.7 - Options/Warrants to Purchase Transmedia Asia
                  Common Stock............................................................. 10
    SECTION 2.8 - Certain Adjustments...................................................... 11
    SECTION 2.9 - Dissenting Shares........................................................ 11

                                   ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF TRANSMEDIA ASIA

    SECTION 3.1 - Organization and Qualification; Subsidiaries............................. 12
    SECTION 3.2 - Capitalization........................................................... 12
    SECTION 3.3 - Authority Relative to this Agreement..................................... 13
    SECTION 3.4 - No Conflict; Required Filings and Consents............................... 14
    SECTION 3.5 - SEC Filings; Financial Statements........................................ 14
    SECTION 3.6 - Litigation............................................................... 15
    SECTION 3.7 - No Violation of Law...................................................... 15
    SECTION 3.8 - Joint Proxy Statement.................................................... 16
    SECTION 3.9 - Board Action; Vote Required; Applicability of
                  Section 203.............................................................. 17
    SECTION 3.10 - Opinion of Financial Advisor............................................ 17
    SECTION 3.11 - Brokers ................................................................ 17

                                                                                           PAGE

    SECTION 3.12 - Tax Matters............................................................. 17
    SECTION 3.13 - Material Contracts...................................................... 18
    SECTION 3.14 - Ownership of Securities................................................. 19

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF TRANSMEDIA EUROPE

    SECTION 4.1 - Organization and Qualification; Subsidiaries............................. 19
    SECTION 4.2 - Capitalization........................................................... 20
    SECTION 4.3 - Authority Relative to this Agreement..................................... 21
    SECTION 4.4 - No Conflict; Required Filings and Consents............................... 21
    SECTION 4.5 - SEC Filings; Financial Statements........................................ 22
    SECTION 4.6 - Litigation............................................................... 23
    SECTION 4.7 - No Violation of Law...................................................... 23
    SECTION 4.8 - Joint Proxy Statement.................................................... 23
    SECTION 4.9 - Board Action; Vote Required; Applicability of
                  Section 203.............................................................. 24
    SECTION 4.10 - Opinion of Financial Advisor............................................ 24
    SECTION 4.11 - Brokers ................................................................ 25
    SECTION 4.12 - Tax Matters............................................................. 25
    SECTION 4.13 - Material Contracts...................................................... 26
    SECTION 4.14 - Ownership of Securities................................................. 26

                                    ARTICLE V
                 CONDUCT OF BUSINESS PENDING THE REORGANIZATION

    SECTION 5.1 - Conduct of Business in the Ordinary Course............................... 26
    SECTION 5.2 - Subsequent Financial Statements.......................................... 27

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

    SECTION 6.1 - Joint Proxy Statement and the Registration
                  Statement................................................................ 28
    SECTION 6.2 - Transmedia Asia and Transmedia Europe
                  Stockholders' Meetings; Consummation of the
                  Transmedia Europe Asset Conveyance; and
                  Consummation of the Merger............................................... 29
    SECTION 6.3 - Additional Agreements.................................................... 30
    SECTION 6.4 - Access to Information.................................................... 31
    SECTION 6.5 - Public Announcements..................................................... 31
    SECTION 6.6 - Cooperation.............................................................. 31
    SECTION 6.7 - Indemnification, Directors' and Officers'
                  Insurance................................................................ 31
    SECTION 6.8 - Nasdaq Listing........................................................... 32
    SECTION 6.9 - Certificate of Incorporation and Bylaws of
                  Transmedia Europe; Corporate Identities of
                  Transmedia Europe and E-Sub.............................................. 32

                                                                                           PAGE

    SECTION 6.10 - Post-Merger Transmedia Europe Board of
                   Directors and Officers.................................................. 32
    SECTION 6.11 - Affiliates.............................................................. 33
    SECTION 6.12 - Blue Sky................................................................ 34
    SECTION 6.13 - Pooling of Interests.................................................... 34
    SECTION 6.14 - Tax-Free Transactions................................................... 34

                                   ARTICLE VII
                        CONDITIONS TO THE REORGANIZATION

    SECTION 7.1 - Conditions to Obligations of Each Party to
                  Effect the Reorganization................................................ 34
    SECTION 7.2 - Additional Conditions to Obligations of
                  Transmedia Asia.......................................................... 36
    SECTION 7.3 - Additional Conditions to Obligations of
                  Transmedia Europe........................................................ 37

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

    SECTION 8.1 - Termination.............................................................. 38
    SECTION 8.2 - Effect of Termination.................................................... 39
    SECTION 8.3 - Amendment................................................................ 39
    SECTION 8.4 - Waiver   ................................................................ 40

                                   ARTICLE IX
                               GENERAL PROVISIONS

    SECTION 9.1 - Non-Survival of Representations, Warranties and
                  Agreements............................................................... 40
    SECTION 9.2 - Notices  ................................................................ 40
    SECTION 9.3 - Expenses ................................................................ 41
    SECTION 9.4 - Certain Definitions...................................................... 41
    SECTION 9.5 - Headings ................................................................ 42
    SECTION 9.6 - Severability............................................................. 42
    SECTION 9.7 - Entire Agreement; No Third-Party Beneficiaries........................... 43
    SECTION 9.8 - Assignment............................................................... 43
    SECTION 9.9 - Governing Law............................................................ 43
    SECTION 9.10 - Counterparts............................................................ 43

                            APPENDICES AND SCHEDULES

Appendix I  -- Form of Rule 145/Pooling Letter from Affiliates


Schedule 3.12    -- Transmedia Asia Tax Matters
Schedule 3.12(d) -- Transmedia Asia Tax Certifications
Schedule 4.12    -- Transmedia Europe Tax Matters
Schedule 4.12(d) -- Transmedia Europe Tax Certifications
Schedule 6.11    -- Rule 145/Pooling Affiliates

                             INDEX OF DEFINED TERMS

DEFINED TERM                                                        SECTION

1933 Act ......................................................           9.4(a)
A-Sub .........................................................  First Paragraph
Affiliate .....................................................           9.4(b)
Agreement .....................................................  First Paragraph
Assumed Transmedia Europe Liabilities .........................              1.2
Closing .......................................................           6.2(b)
Closing Date ..................................................           6.2(b)
Code ..........................................................         Recitals
Common Shares Trust ...........................................           2.6(c)
control .......................................................           9.4(c)
Delaware Law ..................................................              1.1
Dissenting Shares .............................................              2.9
E-Sub .........................................................  First Paragraph
Effective Time ................................................              1.3
Excess Shares .................................................           2.6(b)
Exchange Act ..................................................           9.4(d)
Exchange Agent ................................................           2.4(a)
Exchange Fund .................................................           2.4(a)
Excluded Transmedia Europe Assets .............................              1.2
First Albany ..................................................             3.10
GAAP ..........................................................         Recitals
Gleacher ......................................................             4.10
Joint Proxy Statement .........................................              3.8
knowledge .....................................................           9.4(e)
KPMG ..........................................................       6.1(a)(ii)
Legal Requirements ............................................              3.7
Material Adverse Effect .......................................           9.4(f)
Merged Corporation ............................................              1.1
Merger ........................................................              1.1
Nasdaq ........................................................           2.6(b)
New Transmedia Asia Common Stock ..............................              2.3
Party; Parties ................................................              1.1
Permits .......................................................              3.7
Person ........................................................           9.4(g)
Pre-Surrender Dividends .......................................           2.4(a)
Registration Statement ........................................              3.8
Reorganization ................................................              1.2
SEC ...........................................................           3.5(a)
Subsidiary ....................................................           9.4(h)
Surviving Corporation .........................................              1.1
Termination Date ..............................................           8.1(b)
Transferred Transmedia Europe Assets ..........................              1.2
Transmedia Asia ...............................................  First Paragraph
Transmedia Asia Certificate; Transmedia Asia
  Certificates ................................................           2.2(b)
Transmedia Asia Common Stock ..................................           2.2(a)

DEFINED TERM                                                        SECTION

Transmedia Asia Exchange Ratio ................................           2.2(a)
Transmedia Asia Equity Rights .................................           3.2(a)
Transmedia Asia Material Contracts ............................          3.13(a)
Transmedia Asia Option Plan ...................................           3.2(a)
Transmedia Asia SEC Reports ...................................           3.5(a)
Transmedia Asia Stockholders' Approval ........................           3.9(b)
Transmedia Asia Subsidiary ....................................           9.4(h)
Transmedia Europe .............................................  First Paragraph
Transferred Europe Asset Conveyance ...........................              1.2
Transmedia Europe Common Stock ................................           2.2(a)
Transmedia Europe Equity Rights ...............................           4.2(a)
Transmedia Europe Material Contracts ..........................          4.13(a)
Transmedia Europe Option Plan .................................           4.2(a)
Transmedia Europe SEC Reports .................................           4.5(a)
Transmedia Europe Stockholders' Approvals .....................           4.9(b)
Transmedia Europe Subsidiary ..................................           9.4(h)

                      AGREEMENT AND PLAN OF REORGANIZATION


                  AGREEMENT AND PLAN OF REORGANIZATION, dated as of February 10, 1997 (this "Agreement"), by and among Transmedia Europe, Inc., a Delaware corporation ("Transmedia Europe"), Transmedia Asia Acquisition Corporation, a Delaware corporation and a direct wholly-owned subsidiary of Transmedia Europe ("A-Sub"), Transmedia Asia Pacific, Inc., a Delaware corporation ("Transmedia Asia"), and Transmedia Europe Acquisition Corporation, a Delaware corporation and a direct wholly-owned subsidiary of Transmedia Europe ("E-Sub").


                              W I T N E S S E T H:

                  WHEREAS, the Boards of Directors of Transmedia Asia, A-Sub and Transmedia Europe have each determined that it is in the best interests of their respective stockholders to effect the Merger (as defined in Section 1.1 hereof) and the other transactions contemplated hereby relating to the Merger, and such parties desire to make certain representations, warranties and agreements in connection with the Merger;

                  WHEREAS, the Boards of Directors of Transmedia Asia, A-Sub and Transmedia Europe have each determined that the Merger and the other transactions contemplated hereby relating to the Merger are consistent with, and in furtherance of, their respective business strategies and goals and have each approved the Merger upon the terms and subject to the conditions set forth herein;

                  WHEREAS, the Boards of Directors of Transmedia Europe and E-Sub have each determined that it is in the best interests of their respective stockholders to effect the Transmedia Europe Asset Conveyance (as defined in Section 1.2 hereof) and have each determined that the Transmedia Europe Asset Conveyance is consistent with, and in furtherance of, their respective business strategies and goals and has approved the Transmedia Europe Asset Conveyance upon the terms and subject to conditions set forth herein;

                  WHEREAS, the Parties (other than E-Sub) intend that the Merger constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

                  WHEREAS, for accounting purposes, it is intended that the transactions contemplated by this Agreement be accounted for as a pooling of interests under United States generally accepted accounting principles ("GAAP").

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                    ARTICLE I
              THE MERGER AND THE TRANSMEDIA EUROPE ASSET CONVEYANCE

                  SECTION 1.1 - The Merger. At the Effective Time (as defined in
Section 1.3 hereof) and subject to and upon the terms and subject to the conditions of this Agreement and the Delaware General Corporation Law ("Delaware Law"), A-Sub shall be merged with and into Transmedia Asia, the separate corporate existence of A-Sub shall cease, and Transmedia Asia shall continue as the surviving corporation which shall be a wholly-owned subsidiary of Transmedia Europe (the "Merger"). Transmedia Asia as the surviving corporation of the Merger is herein sometimes referred to as the "Surviving Corporation", and A-Sub as the non-surviving corporation of the Merger is herein sometimes referred to as the "Merged Corporation". Transmedia Asia, Transmedia Europe, A-Sub and E-Sub are herein referred to collectively as the "Parties" and each individually as a "Party."

                  SECTION 1.2 - The Transmedia Europe Asset Conveyance. Prior to the Effective Time, (a) Transmedia Europe shall, in the form of a contribution to the capital of E-Sub, assign, transfer, convey and deliver to E-Sub, and E-Sub shall acquire and accept from Transmedia Europe, all of Transmedia Europe's right, title and interest in and to Transmedia Europe's assets, properties, rights, contracts and claims, wherever located, whether tangible or intangible, as the same shall exist immediately prior to such assignment, except for the Excluded Transmedia Europe Assets (as defined below) (such rights, title and interests in and to such assets, properties, rights, contracts and claims, other than the Excluded Transmedia Europe Assets, being collectively referred to herein as the "Transferred Transmedia Europe Assets"); and (b) E-Sub shall assume, perform and discharge all debts, claims, liabilities, obligations, damages and expenses of Transmedia Europe with respect to the Transferred Transmedia Europe Assets of every kind and nature, whether known, unknown, contingent, absolute, determined, indeterminable or otherwise as of the Effective Time and whether incurred or accruing prior to, on or after the Effective Time (collectively, the "Assumed Transmedia Europe Liabilities"). The transaction described in the immediately preceding sentence is herein referred to as the "Transmedia Europe Asset Conveyance". For the purposes hereof, (i) the "Excluded Transmedia Europe Assets" shall mean the capital stock or other equity interests of Transmedia La Carte Restaurant S.A. owned by Transmedia Europe and for such other assets, properties, rights, contracts or claims, if any, as the Board of Directors of Transmedia Europe determines shall not be assigned to E-Sub, and (ii) the Merger and the Transmedia Europe Asset Conveyance are herein sometimes collectively referred to as the "Reorganization".

                  SECTION 1.3 - Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VII hereof and the consummation of the Closing referred to in Section 6.2(b) hereof, Transmedia Europe and E-Sub shall cause the Transmedia Europe Asset Conveyance to be consummated and immediately thereafter the Parties (other than E-Sub) shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware with respect to the Merger, in such form as required by, and executed in accordance with, the relevant provisions of Delaware Law. The Merger shall become effective on the date and at the time as is agreed upon by the Parties (other than E-Sub) and specified in the Certificate of Merger, or, if no time is so specified, on the date and at the time the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware (such time of effectiveness is hereinafter referred to as the "Effective Time").

                  SECTION 1.4 - Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, powers and franchises of Transmedia Asia and A-Sub shall continue with, or vest in, as the case may be, Transmedia Asia as the Surviving Corporation, and all debts, liabilities and duties of Transmedia Asia and A-Sub shall continue to be, or become, as the case may be, the debts, liabilities and duties of Transmedia Asia as the Surviving Corporation. As of the Effective Time, the Surviving Corporation shall be a direct wholly-owned subsidiary of Transmedia Europe.

                  SECTION 1.5 - Subsequent Actions. If, at any time after the Effective Time, either the Surviving Corporation or E-Sub shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise in the Surviving Corporation or E-Sub its right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of Transmedia Asia or Transmedia Europe, as the case may be, acquired or to be acquired by the Surviving Corporation or E-Sub as a result of, or in connection with, the Reorganization or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation or E-Sub shall be directed and authorized to execute and deliver, in the name and on behalf of Transmedia Asia or Transmedia Europe, as the case may be, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or E-Sub or otherwise to carry out this Agreement.

                  SECTION 1.6 - Certificate of Incorporation; Bylaws; Directors and Officers of Surviving Corporation. Unless otherwise agreed by Transmedia Asia and Transmedia Europe before the Effective Time, at the Effective Time:

                  (a) the Certificate of Incorporation of Transmedia Asia as the Surviving Corporation shall be the Certificate of Incorporation of A-Sub as in effect immediately prior to the Effective Time, until thereafter amended as provided by Delaware Law and such Certificate of Incorporation;

                  (b) the Bylaws of Transmedia Asia as the Surviving Corporation shall be the Bylaws of A-Sub immediately prior to the Effective Time, until thereafter amended as provided by Delaware Law and the Certificate of Incorporation and such Bylaws of the Surviving Corporation; and

                  (c) the directors and officers of Transmedia Asia shall continue to serve in their respective offices in the Surviving Corporation from and after the Effective Time, until their successors are elected or appointed and qualified or until their resignation or removal. If, at the Effective Time, a vacancy shall exist on the Board of Directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by Delaware Law and the Bylaws of the Surviving Corporation.

                                   ARTICLE II
                        EFFECT ON STOCK OF THE SURVIVING
                     CORPORATION AND THE MERGED CORPORATION

                  SECTION 2.1 - Conversion of Securities. The manner and basis of converting the shares of capital stock of the Surviving Corporation and of the Merged Corporation at the Effective Time, by virtue of the Merger and without any action on the part of any of the Parties or the holder of any of such securities, shall be as hereinafter set forth in this Article II.

                  SECTION 2.2 - Conversion of Shares. (a) Each share of common stock, par value $.00001 per share, of Transmedia Asia ("Transmedia Asia Common Stock") issued and outstanding immediately before the Effective Time (excluding any shares held in the treasury of Transmedia Asia) and all rights in respect thereof, shall at the Effective Time, without any action on the part of any holder thereof, forthwith be converted into and become exchangeable for, 0.9109 shares of common stock, par value $.00001 per share, of Transmedia Europe ("Transmedia Europe Common Stock") (such ratio of Transmedia Asia Common Stock to Transmedia Europe Common Stock being herein referred to as the "Transmedia Asia Exchange Ratio").

                  (b) Commencing immediately after the Effective Time, each certificate which, immediately prior to the Effective Time, represented issued and outstanding shares of Transmedia Asia Common Stock (each a "Transmedia Asia Certificate", and collectively the "Transmedia Asia Certificates"), shall evidence ownership of Transmedia Europe Common Stock on the basis hereinbefore set forth, but subject to the limitations set forth in Sections 2.4, 2.6, 2.7 and 2.8 hereof.

                  (c) Notwithstanding anything to the contrary contained in this
Section 2.2 to the contrary, the provisions of this Section 2.2 shall be subject to Section 2.9 hereof.

                  SECTION 2.3 - Conversion of Common Stock of the Merged Corporation into Common Stock of the Surviving Corporation. At the Effective Time, each share of common stock, par value $.01 per share, of A-Sub issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall, without any action on the part of Transmedia Europe, forthwith be converted into 100 validly issued, fully paid and nonassessable shares of common stock of Transmedia Asia, par value $.01 per share, as the Surviving Corporation (the "New Transmedia Asia Common Stock"). Immediately after the Effective Time and upon surrender by Transmedia Europe of the certificate representing the shares of the common stock of A-Sub, Transmedia Asia as the Surviving Corporation shall deliver to Transmedia Europe an appropriate certificate or certificates representing the New Transmedia Asia Common Stock created by conversion of the common stock of A-Sub owned by Transmedia Europe.

                  SECTION 2.4 - Exchange of Transmedia Asia Certificates. (a) Subject to the terms and conditions hereof, at or prior to the Effective Time, Transmedia Europe shall appoint an exchange agent to effect the exchange of Transmedia Asia Certificates for Transmedia Europe Common Stock in accordance with the provisions of this Article II (the "Exchange Agent"). From time to time after the Effective Time, Transmedia Europe shall deposit, or cause to be deposited, certificates representing Transmedia Europe Common Stock for conversion of Transmedia Asia Certificates in accordance with the provisions of
Section 2.2 hereof (such certificates, together with any dividends or distributions with respect thereto, being herein referred to as the "Exchange Fund"). As soon as reasonably practicable after the Effective Time, Transmedia Europe shall instruct the Exchange Agent to mail to each holder of record of a Transmedia Asia Certificate, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Transmedia Asia Certificates shall pass, only upon proper delivery of the Transmedia Asia Certificates to the Exchange Agent and shall be in such form and have such other provisions as Transmedia Europe reasonably may specify) and (ii) instructions for use in effecting the surrender of the Transmedia Asia Certificates in exchange for certificates evidencing shares of Transmedia Europe Common Stock and payment of cash in lieu of fractional shares. Commencing immediately after the Effective Time and until the appointment of the Exchange Agent shall be terminated, each holder of a Transmedia Asia Certificate may surrender the same to the Exchange Agent, and, after the appointment of the Exchange Agent shall be terminated, any such holder may surrender any such Transmedia Asia Certificate to Transmedia Europe. Such holder shall be entitled upon such surrender, together with a letter of transmittal, duly executed, and such other customary documents as may be required by the Exchange Agent, to receive in exchange therefor a certificate or certificates representing the number of full shares of Transmedia Europe Common Stock into which the shares of Transmedia Asia Common Stock theretofore represented by the Transmedia Asia Certificate so surrendered shall have been converted in accordance with the provisions of Section 2.2 hereof, together with a cash payment in lieu of fractional shares in accordance with Section 2.6 hereof, and all such shares of Transmedia Europe Common Stock shall be deemed to have been issued at the Effective

Time. Until so surrendered and exchanged, each outstanding Transmedia Asia Certificate shall be deemed for all corporate purposes of Transmedia Europe, other than the payment of dividends and other distributions, if any, to evidence ownership of the number of full shares of Transmedia Europe Common Stock into which the shares of Transmedia Asia Common Stock theretofore represented by the Transmedia Asia Certificate shall have been converted at the Effective Time. Unless and until any such Transmedia Asia Certificate is so surrendered, no dividend or other distribution, if any, payable to the holders of record of Transmedia Europe Common Stock as of any date subsequent to the Effective Time shall be paid to the holder of such Transmedia Asia Certificate in respect thereof. Upon the surrender of any Transmedia Asia Certificate, however, the record holder of the certificate or certificates representing shares of Transmedia Europe Common Stock issued in exchange therefor shall receive from the Exchange Agent or from Transmedia Europe, as the case may be, payment of the amount of dividends and other distributions, if any, which as of any date subsequent to the Effective Time and until such surrender shall have become payable with respect to such number of shares of Transmedia Europe Common Stock ("Pre-Surrender Dividends"). No interest shall be payable with respect to the payment of Pre-Surrender Dividends upon the surrender of Transmedia Asia Certificates. After the appointment of the Exchange Agent shall have been terminated, such holders of Transmedia Europe Common Stock which have not received payment of Pre-Surrender Dividends shall look only to Transmedia Europe for payment thereof. Notwithstanding the foregoing provisions of this Section 2.4(a), none of the Exchange Agent, Transmedia Europe, Transmedia Asia or A-Sub shall be liable to a holder of Transmedia Asia Certificates for any Transmedia Europe Common Stock or dividends or distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law or to a transferee pursuant to Section 2.5 hereof.

                  (b) In the event any Transmedia Asia Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that effect by the Person claiming such Transmedia Asia Certificate to be lost, stolen or destroyed and, if required by Transmedia Europe or the Exchange Agent, the posting by such Person of a bond in such amount as Transmedia Europe or the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Transmedia Asia Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, Transmedia Europe Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on Transmedia Europe Common Stock deliverable in respect thereof pursuant to this Article II.

                  SECTION 2.5 - Transfer Books. The stock transfer books of Transmedia Asia with respect to the Transmedia Asia Certificates shall each be closed at the Effective Time and no transfer of any Transmedia Asia Certificates will thereafter be recorded on any of such stock transfer books. In the event of a transfer of ownership of a Transmedia Asia Certificate that is not registered in the stock transfer records of Transmedia Asia at the Effective Time, a certificate or certificates representing the number of full shares of Transmedia Europe Common Stock into which the Transmedia Asia Common Stock represented by such Transmedia Asia Certificate shall have been converted shall be issued to the transferee together with a cash payment in lieu of fractional shares in accordance with Section 2.6 hereof, and a cash payment in the amount of Pre-Surrender Dividends, if any, in accordance with Section 2.4(a) hereof, if the Transmedia Asia Certificate surrendered as provided in Section 2.4 hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

                  SECTION 2.6 - No Fractional Share Certificates. (a) No scrip or fractional share certificate for Transmedia Europe Common Stock will be issued upon the surrender for exchange of Transmedia Asia Certificates, and an outstanding fractional share interest will not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of Transmedia Europe or of the Surviving Corporation with respect to such fractional share interest.

                  (b) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full shares of Transmedia Europe Common Stock to be issued and delivered to the Exchange Agent pursuant to Section 2.4 hereof over (ii) the aggregate number of full shares of Transmedia Europe Common Stock to be distributed to holders of Transmedia Asia Common Stock pursuant to Section 2.4 hereof (such excess being herein called the "Excess Shares"). Following the Effective Time, the Exchange Agent, as agent for the holders of Transmedia Asia Common Stock, shall sell the Excess Shares at then prevailing prices quoted on the Nasdaq Small Cap Market (the "Nasdaq"), all in the manner provided in subsection (c) of this Section 2.6.

                  (c) The sale of the Excess Shares by the Exchange Agent shall be executed on Nasdaq through one or more member firms of the New York Stock Exchange, Inc. and shall be executed in round lots to the extent practicable. The Exchange Agent shall use all reasonable efforts to complete the sale of the

Excess Shares as promptly following the Effective Time as, in the Exchange Agent's reasonable judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Transmedia Asia Common Stock, the Exchange Agent will hold such proceeds in trust for the holders of Transmedia Asia Common Stock (the "Common Shares Trust"). Transmedia Europe shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of Transmedia Asia Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction the numerator of which is the amount of fractional share interests to which such holder of Transmedia Asia Common Stock is entitled (after taking into account all shares of Transmedia Asia Common Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Transmedia Asia Common Stock are entitled.

                  (d) Notwithstanding the provisions of subsections (b) and (c) of this Section 2.6, Transmedia Asia and Transmedia Europe may agree at their option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments contemplated in such subsections, that Transmedia Europe shall pay to the Exchange Agent an amount sufficient for the Exchange Agent to pay each holder of Transmedia Asia Common Stock an amount in cash equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Transmedia Asia Common Stock held at the Effective Time by such holder) by (ii) the last reported sale price for a share of Transmedia Europe Common Stock quoted on Nasdaq on the first business day immediately following the Effective Time, and, in such case, all reference herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this subsection (d). In such event, Excess Shares shall not be issued or otherwise transferred to the Exchange Agent pursuant to Section 2.4(a) hereof.

                  (e) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Transmedia Asia Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts, net of any required withholding, to such holders of Transmedia Asia Common Stock, subject to and in accordance with the terms of Section 2.4 hereof.

                  (f) Any portion of the Exchange Fund and the Common Shares Trust which remains undistributed for six months after the Effective Time shall be delivered to Transmedia Europe, upon demand, and any holders of Transmedia Asia Common Stock who have not theretofore complied with the provisions of this
Article II shall thereafter look only to Transmedia Europe for satisfaction of their claims for Transmedia Europe Common Stock or any cash in lieu of fractional shares of Transmedia Europe Common Stock and any Pre-Surrender Dividends.

                  SECTION 2.7 - Options/Warrants to Purchase Transmedia Asia Common Stock. At the Effective Time, each option or warrant granted by Transmedia Asia to purchase shares of Transmedia Asia Common Stock that is outstanding and unexercised immediately prior to the Effective Time, shall be assumed by Transmedia Europe and converted into an option or warrant to purchase shares of Transmedia Europe Common Stock in such amount and at such exercise price as provided below and otherwise having the same terms and conditions as are in effect immediately prior to the Effective Time (except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the transactions contemplated hereby):

                           (a)  the number of shares of Transmedia Europe
Common Stock to be subject to the new option or warrant shall be equal to the product of (i) the number of shares of Transmedia Asia Common Stock subject to the original option or warrant and (ii) the Transmedia Asia Exchange Ratio;

                           (b)  the exercise price per share of Transmedia
Europe Common Stock under the new option or warrant shall be equal to (i) the exercise price per share of the Transmedia Asia Common Stock under the original option or warrant divided by (ii) the Transmedia Asia Exchange Ratio; and

                           (c)  upon each exercise of options or warrants by
a holder thereof, the aggregate number of shares of Transmedia Europe Common Stock deliverable upon such exercise shall be rounded up, if necessary, to the nearest whole share and the aggregate exercise price shall be rounded up, if necessary, to the nearest cent.

The adjustments provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the

Code) shall be effected in a manner consistent with Section 424(a) of the Code.

                  SECTION 2.8 - Certain Adjustments. If between the date of this Agreement and the Effective Time, the outstanding shares of Transmedia Asia Common Stock or of Transmedia Europe Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, the Transmedia Asia Exchange Ratio established pursuant to the provisions of Section 2.2 hereof shall be adjusted accordingly to provide to the holders of Transmedia Asia Common Stock and Transmedia Europe Common Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

                  SECTION 2.9 - Dissenting Shares. Notwithstanding any other provisions of this Agreement to the contrary, to the extent the Closing has occurred, any shares of Transmedia Asia Common Stock that are outstanding immediately prior to the Effective Time and that are held by stockholders of Transmedia Asia who shall have not voted in favor of the Merger and who shall have demanded properly in writing appraisal for such shares in accordance with
Section 262 of Delaware Law (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive Transmedia Europe Common Stock pursuant to Section 2.2 hereof. Such stockholders instead shall be entitled to receive payment of the appraised value of such shares of Transmedia Asia Common Stock held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Transmedia Asia Common Stock under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, Transmedia Europe Common Stock upon surrender in the manner provided in this Article II, of the Transmedia Asia Certificates that formerly evidenced such shares of Transmedia Asia Common Stock. Transmedia Asia shall give Transmedia Europe prompt notice of any demands for appraisal of shares of Transmedia Asia Common Stock received by it and the opportunity to direct all negotiations and proceedings with respect to any such demands. Transmedia Asia shall not, without the prior written consent of Transmedia Europe, make any payment with respect to, or settle, offer to settle, or otherwise negotiate any such demands.

                                   ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF TRANSMEDIA ASIA

                  Transmedia Asia hereby represents and warrants to Transmedia Europe as follows:

                  SECTION 3.1 - Organization and Qualification; Subsidiaries. Each of Transmedia Asia and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Transmedia Asia Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on Transmedia Asia. Each of Transmedia Asia and its Subsidiaries has the requisite corporate power and authority and any necessary governmental authority, franchise, license or permit to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on Transmedia Asia. The Transmedia Asia Subsidiaries are disclosed in the Transmedia Asia SEC Reports.

                  SECTION 3.2 - Capitalization. (a) The authorized capital stock of Transmedia Asia consists of (i) 5,000,000 shares of preferred stock, par value $.01 per share, none of which are outstanding and none of which are reserved for issuance, and (ii) 95,000,000 shares of Transmedia Asia Common Stock, of which, as of February 5, 1997, 13,918,697 shares were issued and outstanding, no shares were held in the treasury of Transmedia Asia, 80,000 shares were issuable upon the exercise of options outstanding under Transmedia Asia's 1994 Stock Option and Rights Plan (the "Transmedia Asia Option Plan") or Transmedia Asia's 1995 Outside Directors Stock Option Plan, 800,000 shares were issuable upon the exercise of options issued by Transmedia Asia to an executive officer of Transmedia Asia and 783,036 shares were issuable upon the exercise of warrants issued by Transmedia Asia. Except as disclosed in the Transmedia Asia SEC Reports, for warrants to be issued to First Albany Corporation upon the consummation of the Merger or as described in the preceding sentence, (i) since December 31, 1996, no shares of Transmedia

Asia Common Stock have been issued, except upon the exercise of options described in the immediately preceding sentence, and (ii) there are no outstanding Transmedia Asia Equity Rights. For purposes of this Agreement, "Transmedia Asia Equity Rights" shall mean subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from Transmedia Asia or any of Transmedia Asia's Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock of Transmedia Asia.

                  (b) Except as disclosed in the Transmedia Asia SEC Reports, there are no outstanding obligations of Transmedia Asia or any of Transmedia Asia's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Transmedia Asia.

                  (c) All of the issued and outstanding shares of Transmedia Asia Common Stock are validly issued, fully paid and nonassessable.

                  (d) Except as disclosed in the Transmedia Asia SEC Reports, there are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from Transmedia Asia or any of Transmedia Asia's Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock of any Transmedia Asia Subsidiary, whether or not presently issued or outstanding, and there are no outstanding obligations of Transmedia Asia or any of Transmedia Asia's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of any of Transmedia Asia's Subsidiaries.

                  SECTION 3.3 - Authority Relative to this Agreement. Transmedia Asia has the necessary corporate power and authority to enter into this Agreement and, subject to obtaining any necessary stockholder approval of the Merger, to carry out its obligations hereunder. The execution and delivery of this Agreement by Transmedia Asia and the consummation by Transmedia Asia of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Transmedia Asia, subject to the approval of this Agreement by Transmedia Asia's stockholders required by Delaware Law. This Agreement has been duly executed and delivered by Transmedia Asia and, assuming the due authorization, execution and delivery thereof by the other Parties, constitutes a legal, valid and binding obligation of Transmedia Asia, enforceable against it in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                  SECTION 3.4 - No Conflict; Required Filings and Consents. (a) Except as described in subsection (b) below, the execution and delivery of this Agreement by Transmedia Asia do not, and, subject to the obtaining of the Transmedia Asia Stockholder Approval (as defined below), the performance of this Agreement by Transmedia Asia will not, (i) violate or conflict with the Certificate of Incorporation or Bylaws of Transmedia Asia, (ii) conflict with or violate any law, regulation, court order, judgment or decree applicable to Transmedia Asia or any of its Subsidiaries or by which any of their respective property is bound or affected, (iii) violate or conflict with the Certificate of Incorporation or Bylaws (or other similar corporate governance documents) of any of Transmedia Asia's Subsidiaries, or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Transmedia Asia or any of its Subsidiaries pursuant to, result in the loss of any material benefit under, or require the consent of any other party to, any contract, instrument, permit, license or franchise to which Transmedia Asia or any of its Subsidiaries is a party or by which Transmedia Asia, any of such Subsidiaries or any of their respective property is bound or affected, except, in the case of clauses (ii), (iii) or (iv) above, for conflicts, violations, breaches, defaults, results or consents which, individually or in the aggregate, would not have a Material Adverse Effect on Transmedia Asia.

                  (b) Except for applicable requirements, if any, of state or foreign regulatory laws and commissions, the 1933 Act, the Exchange Act, filing and recordation of appropriate merger or other documents as required by Delaware Law and any filings required pursuant to any state securities or "blue sky" laws or the rules of Nasdaq, Transmedia Asia is not required to submit any notice, report or other filing with, or obtain any consent or approval of, any governmental authority, domestic or foreign, in connection with the execution, delivery or performance of this Agreement, the failure to obtain, make or give which would have, in the aggregate, a Material Adverse Effect on Transmedia Asia.

                  SECTION 3.5 - SEC Filings; Financial Statements. (a) Transmedia Asia has filed all forms, reports, proxy statements and other documents required to be filed with the Securities and

Exchange Commission ("SEC") since October 1, 1995, and has heretofore delivered or made available to Transmedia Europe, in the form filed with the SEC, together with any amendments thereto, its (i) Annual Reports on Form 10-K (including all amendments thereto) for the fiscal years ended September 30, 1995 and 1996, (ii) all proxy statements relating to Transmedia Asia's meetings of stockholders (whether annual or special) held since October 1, 1995, (iii) Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1995, March 31, 1996 and June 30, 1996, and (iv) all other reports or registration statements (including all amendments thereto) filed by Transmedia Asia with the SEC since October 1, 1995 (collectively, the "Transmedia Asia SEC Reports"). The Transmedia Asia SEC Reports (i) were prepared substantially in accordance with the requirements of the 1933 Act or the Exchange Act, as the case may be, and the rules and regulations promulgated under each of such respective acts, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The financial statements, including all related notes and schedules, contained in the Transmedia Asia SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of Transmedia Asia and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of Transmedia Asia and its Subsidiaries for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments.

                  SECTION 3.6 - Litigation. Except as disclosed in the Transmedia Asia SEC Reports, there are no claims, actions, suits, proceedings or investigations pending or, to Transmedia Asia's knowledge, threatened against Transmedia Asia or any of its Subsidiaries, or any properties or rights of Transmedia Asia or any of its Subsidiaries, before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign, adversely affecting this Agreement or any action taken or to be taken or documents executed or to be executed pursuant to or in connection with the provisions of this Agreement.

                  SECTION 3.7 - No Violation of Law. The business of Transmedia Asia and its Subsidiaries is not being conducted in violation of any statute, law, ordinance, regulation, judgment, order or decree of any domestic or foreign governmental or judicial entity (including any stock exchange or other self-regulatory body) ("Legal Requirements"), or in violation of any permits, franchises, licenses, authorizations or consents that are granted by any domestic or foreign government or judicial entity (including any stock exchange or other self-regulatory body) ("Permits"), except for possible violations none of which, individually or in the aggregate, may reasonably be expected to have a Material Adverse Effect on Transmedia Asia and for matters disclosed in the Transmedia Asia SEC Reports. Except as disclosed in the Transmedia Asia SEC Reports, no investigation or review by any domestic or foreign governmental or regulatory entity (including any stock exchange or other self-regulatory body) with respect to Transmedia Asia or its Subsidiaries in relation to any alleged violation of law or regulation is pending or, to Transmedia Asia's knowledge, threatened, nor has any governmental or regulatory entity (including any stock exchange or other self-regulatory body) indicated an intention to conduct the same, except for such investigations which, if they resulted in adverse findings, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Transmedia Asia.

                  SECTION 3.8 - Joint Proxy Statement. None of the information supplied or to be supplied by or on behalf of Transmedia Asia for inclusion or incorporation by reference in the registration statement on Form S-4 to be filed under the 1933 Act with the SEC by Transmedia Europe in connection with the issuance of shares of Transmedia Europe Common Stock in the Merger (the "Registration Statement") will, at the time the Registration Statement becomes effective under the 1933 Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of Transmedia Asia for inclusion or incorporation by reference in the joint proxy statement, in definitive form, relating to the meetings of Transmedia Asia and Transmedia Europe stockholders to be held in connection with the Reorganization, or in the related proxy and notice of meeting, or soliciting material used in connection therewith (referred to herein collectively as the "Joint Proxy Statement") will, at the dates mailed to stockholders and at the times of the Transmedia Asia stockholders' meeting and the Transmedia Europe stockholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Joint Proxy Statement (except for information relating solely to Transmedia Europe, A-Sub or E-Sub) will comply as to form in all material respects with the provisions of the 1933 Act and the Exchange Act and the rules and regulations promulgated thereunder.

                  SECTION 3.9 - Board Action; Vote Required; Applicability of
Section 203. (a) The Board of Directors of Transmedia Asia has unanimously determined that the transactions contemplated by this Agreement are in the best interests of Transmedia Asia and its stockholders and has resolved to recommend to such stockholders that they vote in favor thereof.

                  (b) The approval of the Merger by a majority of the votes entitled to be cast by all holders of Transmedia Asia Common Stock (the "Transmedia Asia Stockholders' Approval") is the only vote of the holders of any class or series of the capital stock of Transmedia Asia required to approve this Agreement, the Merger and the other transactions contemplated hereby.

                  (c) The provisions of Section 203 of the Delaware Law will not, assuming the accuracy of the representations contained in Section 4.14 hereof (without giving effect to the knowledge qualification therein), apply to this Agreement or any of the transactions contemplated hereby.

                  SECTION 3.10 - Opinion of Financial Advisor. Transmedia Asia has received the opinion of First Albany Corporation ("First Albany") to the effect that the Transmedia Asia Exchange Ratio is fair from a financial point of view to the holders of Transmedia Asia Common Stock.

                  SECTION 3.11 - Brokers. Except for First Albany, the arrangements with which have been disclosed to Transmedia Europe prior to the date hereof, who have been engaged by Transmedia Asia, no broker, finder or investment banker is entitled to any brokerage, finder's, investment banking or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Transmedia Asia or any of its Subsidiaries.

                  SECTION 3.12 - Tax Matters. Except as set forth on Schedule
3.12 hereto:

                  (a) All material federal and foreign tax returns and tax reports required to be filed by Transmedia Asia or its Subsidiaries on or prior to the Effective Time or with respect to taxable periods ending on or prior to the Effective Time have been or will be filed with the appropriate governmental authorities on or prior to the Effective Time or by the due date thereof including extensions;

                  (b) All material state and local tax returns and tax reports required to be filed by Transmedia Asia or its Subsidiaries on or prior to the Effective Time or with respect to taxable periods ending on or prior to the Effective Time which relate to income, profits, franchise, property, sales, use or other taxes, have been or will be filed with the appropriate governmental authorities on or prior to the Effective Time or by the due date thereof including extensions;

                  (c) The tax returns and tax reports referred to in subparts
(a) and (b) of this Section 3.12 correctly reflect (and as to returns not filed as of the date hereof, will correctly reflect) all material tax liabilities of Transmedia Asia and its Subsidiaries required to be shown thereon;

                  (d) The representations and warranties contained in the Transmedia Asia Officer's Certificate attached hereto as Schedules 3.12(d) are true and correct in all material respects; and

                  (e) Neither Transmedia Asia nor any of its Affiliates has knowingly taken or agreed to take any action that would (i) prevent or impede the Merger from qualifying as a tax-free transaction under the Code, or (ii) make untrue any representation or warranty contained in any of the Officers' Certificates referred to in Section 3.12(d) hereof.

                  SECTION 3.13 - Material Contracts. (a) Transmedia Asia's Annual Reports on Form 10-K for the fiscal years ended September 30, 1995 and September 30, 1996 lists each material contract (as such term is used in Regulation S-K promulgated by the SEC) to which Transmedia Asia or any of its Subsidiaries is a party (the "Transmedia Asia Material Contracts").

                  (b) To the knowledge of Transmedia Asia, each Transmedia Asia Material Contract is in full force and effect and is enforceable in all material respects against the parties thereto in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity, and no condition or state of facts exists that, with notice or the passage of time, or both, would constitute a material default by Transmedia Asia or any of its Subsidiaries or any third party under any Transmedia Asia Material Contract, except for such failure to be in full force or effect or enforceable or such defaults which, individually or in the aggregate, would not have a Material Adverse Effect on Transmedia Asia.

                  SECTION 3.14 - Ownership of Securities. As of the date hereof, except as disclosed in the Transmedia Asia SEC Reports or as disclosed in the Transmedia Europe SEC Reports, to Transmedia Asia's knowledge, none of its affiliates or associates (as such terms are defined under the Exchange Act),
(a)(i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Transmedia Europe, which in the aggregate represent 10% or more of the outstanding shares of Transmedia Europe Common Stock, or (b) is an "interested stockholder" of Transmedia Europe within the meaning of Section 203 of the Delaware Law. Transmedia Asia owns no shares of Transmedia Europe Common Stock or of any other capital stock of Transmedia Europe.


                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF TRANSMEDIA EUROPE

                  Transmedia Europe hereby represents and warrants to Transmedia Asia as follows:

                  SECTION 4.1 - Organization and Qualification; Subsidiaries. Each of Transmedia Europe and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Transmedia Europe Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on Transmedia Europe. Each of Transmedia Europe and its Subsidiaries has the requisite corporate power and authority and any necessary governmental authority, franchise, license or permit to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on Transmedia Europe. The Transmedia Europe Subsidiaries are disclosed in the Transmedia Europe SEC Reports.

                  SECTION 4.2 - Capitalization. (a) The authorized capital stock of Transmedia Europe consists of (i) 5,000,000 shares of Transmedia Europe's
6 1/2% Convertible Preferred Stock, 675,000 of which are outstanding and convertible into 759,375 shares of Transmedia Europe Common Stock and none of which are reserved for issuance, and (ii) 95,000,000 shares of Transmedia Europe Common Stock, of which, as of February 5, 1997, 12,678,792 shares were issued and outstanding, 196,995 shares were held in the treasury of Transmedia Europe, 270,000 shares were issuable upon the exercise of options outstanding under Transmedia Europe's 1993 Stock Option and Rights Plan (the "Transmedia Europe Option Plan") and Transmedia Europe's 1995 Outside Directors Stock Option Plan, and 783,036 shares were issuable upon the exercise of warrants issued by Transmedia Europe. Except disclosed in the Transmedia Europe SEC Reports, for warrants to be issued to Gleacher NatWest Inc. upon the consummation of the Merger or as described in the preceding sentence, (i) since December 31, 1996, no shares of Transmedia Europe Common Stock have been issued, except upon the exercise of options described in the immediately preceding sentence, and (ii) there are no outstanding Transmedia Europe Equity Rights. For purposes of this Agreement, "Transmedia Europe Equity Rights" shall mean subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from Transmedia Europe or any of Transmedia Europe's Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock of Transmedia Europe.

                  (b) Except as disclosed in the Transmedia Europe SEC Reports, there are no outstanding obligations of Transmedia Europe or any of Transmedia Europe's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Transmedia Europe.

                  (c) All of the issued and outstanding shares of Transmedia Europe Common Stock and Transmedia Europe Convertible Preferred Stock are validly issued, fully paid and nonassessable.

                  (d) Except as disclosed in the Transmedia Europe SEC Reports, there are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from Transmedia Europe or any of Transmedia Europe's Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock of any Transmedia Europe Subsidiary, whether or not presently issued or outstanding, and there are no outstanding obligations of Transmedia Europe or any of Transmedia Europe's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of any of Transmedia Europe's Subsidiaries.

                  SECTION 4.3 - Authority Relative to this Agreement. Transmedia Europe has the necessary corporate power and authority to enter into this Agreement and, subject to obtaining any necessary stockholder approval of the Reorganization, to carry out its obligations hereunder. The execution and delivery of this Agreement by Transmedia Europe and the consummation by Transmedia Europe of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Transmedia Europe, subject to the approval of the Reorganization by Transmedia Europe's stockholders required by Delaware Law. This Agreement has been duly executed and delivered by Transmedia Europe and, assuming the due authorization, execution and delivery thereof by the other Parties, constitutes a legal, valid and binding obligation of Transmedia Europe, enforceable against it in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                  SECTION 4.4 - No Conflict; Required Filings and Consents. (a) Except as described in subsection (b) below, the execution and delivery of this Agreement by Transmedia Europe do not, and, subject to the obtaining of the Transmedia Europe Stockholder Approvals (as defined below), the performance of this Agreement by Transmedia Europe will not, (i) violate or conflict with the Certificate of Incorporation or Bylaws of Transmedia Europe, (ii) conflict with or violate any law, regulation, court order, judgment or decree applicable to Transmedia Europe or any of its Subsidiaries or by which any of their respective property is bound or affected, (iii) violate or conflict with the Certificate of Incorporation or Bylaws (or other similar corporate governance documents) of any of Transmedia Europe's Subsidiaries, or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Transmedia Europe or any of its Subsidiaries pursuant to, result in the loss of any material benefit under, or require the consent of any other party to, any contract, instrument, permit, license or franchise to which Transmedia Europe or any of its Subsidiaries is a party or by which Transmedia Europe, any of such Subsidiaries or any of their respective property is bound or affected, except, in the case of clauses (ii), (iii) or (iv) above, for conflicts, violations, breaches, defaults, results or consents which, individually or in the aggregate, would not have a Material Adverse Effect on Transmedia Europe.

                  (b) Except as for applicable requirements, if any, of state or foreign regulatory laws and commissions, the 1933 Act, the Exchange Act, filing and recordation of appropriate merger or other documents as required by Delaware Law and any filings required pursuant to any state securities or "blue sky" laws or the rules of Nasdaq, Transmedia Europe is not required to submit any notice, report or other filing with, or obtain any consent or approval of, any governmental authority, domestic or foreign, in connection with the execution, delivery or performance of this Agreement, the failure to obtain, make or give which would have, in the aggregate, a Material Adverse Effect on Transmedia Europe.

                  SECTION 4.5 - SEC Filings; Financial Statements. (a) Transmedia Europe has filed all forms, reports, proxy statements and other documents required to be filed with the SEC since October 1, 1995, and has heretofore delivered or made available to Transmedia Asia, in the form filed with the SEC, together with any amendments thereto, its (i) Annual Reports on Form 10-K (including all amendments thereto) for the fiscal years ended September 30, 1995 and 1996, (ii) all proxy statements relating to Transmedia Europe's meetings of stockholders (whether annual or special) held since October 1, 1995, (iii) Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1995, March 31, 1996 and June 30, 1996, and (iv) all other reports or registration statements (including all amendments thereto) filed by Transmedia Europe with the SEC since October 1, 1995 (collectively, the "Transmedia Europe SEC Reports"). The Transmedia Europe SEC Reports (i) were prepared substantially in accordance with the requirements of the 1933 Act or the Exchange Act, as the case may be, and the rules and regulations promulgated under each of such respective acts, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The financial statements, including all related notes and schedules, contained in the Transmedia Europe SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of Transmedia Europe and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of Transmedia Europe and its Subsidiaries for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments.

                  SECTION 4.6 - Litigation. Except as disclosed in the Transmedia Europe SEC Reports, there are no claims, actions, suits, proceedings or investigations pending or, to Transmedia Europe's knowledge, threatened against Transmedia Europe or any of its Subsidiaries, or any properties or rights of Transmedia Europe or any of its Subsidiaries, before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign, adversely affecting this Agreement or any action taken or to be taken or documents executed or to be executed pursuant to or in connection with the provisions of this Agreement.

                  SECTION 4.7 - No Violation of Law. The business of Transmedia Europe and its Subsidiaries is not being conducted in violation of any Legal Requirements or in violation of any Permits, except for possible violations none of which, individually or in the aggregate, may reasonably be expected to have a Material Adverse Effect on Transmedia Europe and for matters disclosed in the Transmedia Europe SEC Reports. Except as disclosed in the Transmedia Europe SEC Reports, no investigation or review by any domestic or foreign governmental or regulatory entity (including any stock exchange or other self-regulatory body) with respect to Transmedia Europe or its Subsidiaries in relation to any alleged violation of law or regulation is pending or, to Transmedia Europe's knowledge, threatened, nor has any governmental or regulatory entity (including any stock exchange or other self-regulatory body) indicated an intention to conduct the same, except for such investigations which, if they resulted in adverse findings, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Transmedia Europe.

                  SECTION 4.8 - Joint Proxy Statement. None of the information supplied or to be supplied by or on behalf of Transmedia Europe for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration

Statement becomes effective under the 1933 Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of Transmedia Europe for inclusion or incorporation by reference in the Joint Proxy Statement will, at the dates mailed to stockholders and at the times of the Transmedia Asia stockholders' meeting and the Transmedia Europe stockholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Joint Proxy Statement (except for information relating solely to Transmedia Asia) will comply as to form in all material respects with the provisions of the 1933 Act and the Exchange Act and the rules and regulations promulgated thereunder.

                  SECTION 4.9 - Board Action; Vote Required; Applicability of
Section 203. (a) The Board of Directors of Transmedia Europe has unanimously determined that the transactions contemplated by this Agreement are in the best interests of Transmedia Europe and its stockholders and has resolved to recommend to such stockholders that they vote in favor thereof.

                  (b) The approval of (i) the Merger and the issuance of Transmedia Europe Common Stock pursuant thereto, (ii) the Transmedia Europe Asset Conveyance and (iii) the amendments to the Transmedia Europe Option Plan and the Transmedia Europe 1995 Outside Directors Stock Option Plan to increase the number of shares of Transmedia Europe Common Stock thereunder, in each case, by a majority of the votes entitled to be cast by all holders of Transmedia Europe Common Stock (the "Transmedia Europe Stockholders' Approvals") are the only votes of the holders of any class or series of the capital stock of Transmedia Europe required to approve this Agreement, the Reorganization and the other transactions contemplated hereby.

                  (c) The provisions of Section 203 of the Delaware Law will not, assuming the accuracy of the representations contained in Section 3.14 hereof (without giving effect to the knowledge qualification therein), apply to this Agreement or any of the transactions contemplated hereby.

                  SECTION 4.10 - Opinion of Financial Advisor. Transmedia Europe has received the opinion of Gleacher NatWest

Inc. ("Gleacher") to the effect that the Transmedia Asia Exchange Ratio is fair from a financial point of view to Transmedia Europe and, accordingly, to the holders of Transmedia Europe Common Stock.

                  SECTION 4.11 - Brokers. Except for Gleacher, the arrangements with which have been disclosed to Transmedia Asia prior to the date hereof, who has been engaged by Transmedia Europe, no broker, finder or investment banker is entitled to any brokerage, finder's, investment banking or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Transmedia Europe or any of its Subsidiaries.

                  SECTION 4.12 - Tax Matters. Except as set forth on Schedule
4.12 hereto:

                  (a) All material federal and foreign tax returns and tax reports required to be filed by Transmedia Europe or its Subsidiaries on or prior to the Effective Time or with respect to taxable periods ending on or prior to the Effective Time have been or will be filed with the appropriate governmental authorities on or prior to the Effective Time or by the due date thereof including extensions;

                  (b) All material state and local tax returns and tax reports required to be filed by Transmedia Europe or its Subsidiaries on or prior to the Effective Time or with respect to taxable periods ending on or prior to the Effective Time which relate to income, profits, franchise, property, sales, use or other taxes, have been or will be filed with the appropriate governmental authorities on or prior to the Effective Time or by the due date thereof including extensions;

                  (c) The tax returns and tax reports referred to in subparts
(a) and (b) of this Section 4.12 correctly reflect (and as to returns not filed as of the date hereof, will correctly reflect) all material tax liabilities of Transmedia Europe and its Subsidiaries required to be shown thereon;

                  (d) The representations and warranties contained in the Transmedia Europe Officer's Certificate attached hereto as Schedules 4.12(d) are true and correct in all material respects; and

                  (e) Neither Transmedia Europe nor any of its Affiliates has knowingly taken or agreed to take any action that would (i) prevent or impede the Merger from qualifying as a tax-free transaction under the Code, or (ii) make untrue any representation or warranty contained in any of the Officer's Certificates referred to in Section 4.12(d) hereof.

                  SECTION 4.13 - Material Contracts. (a) Transmedia Europe's Annual Reports on Form 10-K for the fiscal years ended September 30, 1995 and September 30, 1996 lists each material contract (as such term is used in Regulation S-K promulgated by the SEC) to which Transmedia Europe or any of its Subsidiaries is a party (the "Transmedia Europe Material Contracts").

                  (b) To the knowledge of Transmedia Europe, each Transmedia Europe Material Contract is in full force and effect and is enforceable in all material respects against the parties thereto in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity, and no condition or state of facts exists that, with notice or the passage of time, or both, would constitute a material default by Transmedia Europe or any of its Subsidiaries or any third party under any Transmedia Europe Material Contract, except for such failure to be in full force or effect or enforceable or such defaults which, individually or in the aggregate, would not have a Material Adverse Effect on Transmedia Asia.

                  SECTION 4.14 - Ownership of Securities. As of the date hereof, except as disclosed in the Transmedia Europe SEC Reports or as disclosed in the Transmedia Asia SEC Reports, to Transmedia Europe's knowledge, none of its affiliates or associates (as such terms are defined under the Exchange Act),
(a)(i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Transmedia Asia, which in the aggregate represent 10% or more of the outstanding shares of Transmedia Asia Common Stock, or (b) is an "interested stockholder" of Transmedia Asia within the meaning of Section 203 of the Delaware Law. Transmedia Europe owns no shares of Transmedia Asia Common Stock.


                                    ARTICLE V
                 CONDUCT OF BUSINESS PENDING THE REORGANIZATION

                  SECTION 5.1 - Conduct of Business in the Ordinary Course. Each of Transmedia Asia and Transmedia Europe covenants and agrees that, subject to the provisions of Section 6.13 hereof, between the date of this Agreement and the Effective

Time, unless the other shall otherwise consent in writing, and except for the acquisition of the business of Countdown, plc, Holding Corp. (the "Countdown Acquisition") or as otherwise expressly contemplated hereby, the business of such Party and its Subsidiaries shall be conducted only in, and such entities shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and each of Transmedia Asia and Transmedia Europe and their respective Subsidiaries will use their commercially reasonable efforts to preserve substantially intact their business organizations, to keep available the services of those of their present officers, employees and consultants who are integral to the operation of their businesses as presently conducted and to preserve their present relationships with significant customers and suppliers and with other persons with whom they have significant business relations. By way of amplification and not limitation, except in connection with the Countdown Acquisition or as otherwise expressly contemplated by this Agreement, each of Transmedia Asia and Transmedia Europe agrees on behalf of itself and its Subsidiaries that they will not, between the date of this Agreement and the Effective Time, directly or indirectly, issue, sell, pledge, dispose of, encumber, authorize, or propose the issuance, sale, pledge, disposition, encumbrance or authorization of any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock of, or any other ownership interest in, such Party or any of its Subsidiaries, except for (A) grants of stock options with respect to Transmedia Asia Common Stock or Transmedia Europe Common Stock to employees or directors under the Transmedia Asia Option Plan, the Transmedia Asia 1995 Outside Directors Stock Option Plan, the Transmedia Europe Option Plan or the Transmedia Europe 1995 Outside Directors Stock Option Plan, as the case may be, in the ordinary course of business and in amounts and in a manner consistent with past practice; and (B) the issuance of shares of Transmedia Asia Common Stock or Transmedia Europe Common Stock upon the due exercise of stock options or warrants issued, as of the date hereof, by Transmedia Asia or Transmedia Europe, as the case may be.

                  SECTION 5.2 - Subsequent Financial Statements. Prior to the Effective Time, each of Transmedia Asia and Transmedia Europe will timely file with the SEC, each Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K required to be filed by such Party under the Exchange Act and the rules and regulations promulgated thereunder and will promptly deliver to the other copies of each such report filed with the SEC. As of their respective dates, none of such reports shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The respective audited financial statements and unaudited interim financial statements of each of Transmedia Asia and Transmedia Europe, as the case may be, included in such reports will fairly present the financial position of such Party and its Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended in accordance with GAAP applied on a consistent basis and, subject, in the case of unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein.


                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

                  SECTION 6.1 - Joint Proxy Statement and the Registration Statement. (a) As promptly as practicable after the execution and delivery of this Agreement, the Parties shall prepare and file with the SEC, and shall use all reasonable efforts to have cleared by the SEC, and promptly thereafter shall mail to the holders of record of shares of Transmedia Europe Common Stock and Transmedia Asia Common Stock, the Joint Proxy Statement; provided, however, that Transmedia Asia and Transmedia Europe shall not mail or otherwise furnish the Joint Proxy Statement to their respective stockholders unless and until:

                                  (i) they have received notice from the SEC
that the Registration Statement is effective under the 1933 Act;

                                  (ii) Transmedia Asia shall have received a
letter from KPMG London England ("KPMG"), dated the effective date of the Registration Statement, to the effect set forth in Section 7.1(g) hereof, and a letter from First Albany, dated within two business days of the date of the first mailing of the Joint Proxy Statement, to the effect set forth in Section
3.10 hereof;

                                  (iii) Transmedia Europe shall have received a
letter from KPMG, dated the effective date of the Registration Statement, to the effect set forth in Section 7.1(g) hereof, and a letter from Gleacher dated within two business days of the date of the first mailing of the Joint Proxy Statement, to the effect set forth in Section 4.10 hereof;

                                  (iv) Transmedia Asia shall have received a
letter of KPMG, dated a date within three business days prior to the date of the first mailing of the Joint Proxy Statement, and addressed to Transmedia Asia, in form and substance reasonably satisfactory to Transmedia Asia and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4 with respect to the financial statements of Transmedia Europe included in the Joint Proxy Statement and the Registration Statement; and

                                  (v) Transmedia Europe shall have received a
letter of KPMG, dated a date within three business days prior to the date of the first mailing of the Joint Proxy Statement, and addressed to Transmedia Europe, in form and substance reasonably satisfactory to Transmedia Europe and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4 with respect to the financial statements of Transmedia Asia included in the Joint Proxy Statement and the Registration Statement.

                  (b) The Parties will cooperate in the preparation of the Joint Proxy Statement and the Registration Statement and in having the Registration Statement declared effective as soon as practicable.

                  SECTION 6.2 - Transmedia Asia and Transmedia Europe Stockholders' Meetings; Consummation of the Transmedia Europe Asset Conveyance; and Consummation of the Merger. (a) At the earliest reasonably practicable time following the execution and delivery of this Agreement, each of Transmedia Asia and Transmedia Europe shall promptly take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene a Stockholders' Meeting. The stockholder vote or consent required for approval of the Reorganization will be no greater than that contemplated by Sections 3.9(b) and 4.9(b) hereof; provided, however, that Transmedia Europe may submit to its stockholders a single proposal encompassing the Transmedia Europe Stockholder Approvals, which proposal shall be approved if it receives the affirmative vote of a majority of the votes entitled to be cast by all holders of Transmedia Europe Common Stock. Each of Transmedia Asia and Transmedia Europe shall use all commercially reasonable efforts to solicit from its respective stockholders proxies to be voted at its Stockholders Meeting in favor of this Agreement pursuant to the Joint Proxy Statement and, subject to the fiduciary duties of its Board of Directors, each of Transmedia Asia and Transmedia Europe shall include in the Joint Proxy Statement the recommendation of its Board of Directors in favor of this Agreement and the Merger and, in the case of Transmedia Europe, the Transmedia Europe Asset Conveyance and the amendments to the Transmedia Europe Option Plan and the Transmedia Europe 1995 Outside Directors Stock Option Plan. Each of the Parties shall take all other action necessary or, in the opinion of the other Parties, advisable to promptly and expeditiously secure any vote or consent of stockholders required by Delaware Law and such Party's Certificate of Incorporation and Bylaws to effect the Reorganization.

                  (b) Upon the terms and subject to the conditions hereof and as soon as practicable after the conditions set forth in Article VII hereof have been fulfilled or waived, (i) each of Transmedia Europe and E-Sub shall execute all conveyance documents, including a Bill of Sale and Assignment and Assumption Agreement, and shall take all such other actions as may be required to effect the Transmedia Europe Asset Conveyance, and (ii) immediately following the consummation of the Transmedia Europe Asset Conveyance, each of the Parties (other than E-Sub) shall execute in the manner required by Delaware Law and deliver to and file with the Secretary of State of the State of Delaware such instruments and agreements as may be required by Delaware Law and the Parties (other than E-Sub) shall take all such other and further actions as may be required by law to make the Merger effective. Simultaneously with the taking of the actions referred to in this Section 6.2(b), a closing (the "Closing") will be held at the offices of Transmedia Europe (or such other place as the Parties may agree) for the purpose of confirming all the foregoing. The Closing will take place upon the fulfillment or waiver of all of the conditions to closing set forth in Article VII of this Agreement, or as soon thereafter as practicable (the date of the Closing being herein referred to as the "Closing Date").

                  SECTION 6.3 - Additional Agreements. Each of the Parties will comply in all material respects with all applicable laws and with all applicable rules and regulations of any governmental authority in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby. Each of the Parties agrees to use all commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to use all commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

                  SECTION 6.4 - Access to Information. From the date hereof to the Effective Time, each of Transmedia Asia and Transmedia Europe shall, and shall cause its respective Subsidiaries, and its and their officers, directors, employees, auditors, counsel and agents to afford the officers, employees, auditors, counsel and agents of the other Party complete access at all reasonable times to such Party's and its Subsidiaries' officers, employees, auditors, counsel agents, properties, offices and other facilities and to all of their respective books and records, and shall furnish the other with all financial, operating and other data and information as such other Party may reasonably request.

                  SECTION 6.5 - Public Announcements. Transmedia Asia and Transmedia Europe shall use all reasonable efforts to develop a joint communications plan and each Party shall use all reasonable efforts to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan or, to the extent inconsistent therewith, shall have received the prior written approval of the other.

                  SECTION 6.6 - Cooperation. Upon the terms and subject to the conditions hereof, each of the Parties agrees to use its commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement and shall use its commercially reasonable efforts to obtain all necessary waivers, consents and approvals, and to effect all necessary filings under the 1933 Act, the Exchange Act and under any applicable state securities or "blue sky" laws. The Parties shall cooperate in responding to inquiries from, and making presentations to, regulatory authorities.

                  SECTION 6.7 - Indemnification, Directors' and Officers' Insurance. For a period of six years after the Effective Time, Transmedia Europe shall cause Transmedia Asia to (a) maintain in effect the current provisions regarding indemnification of officers and directors contained in the charter and bylaws of Transmedia Asia and its Subsidiaries and any directors, officers or employees indemnification agreements of Transmedia Asia and its Subsidiaries,
(b) maintain in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Transmedia Asia (provided that

Transmedia Europe may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured in any material respect) with respect to claims arising from facts or events which occurred on or before the Effective Time, and
(c) indemnify the directors and officers of Transmedia Asia to the fullest extent to which Transmedia Asia is permitted to indemnify such officers and directors under its certificate of incorporation and bylaws and applicable law. Transmedia Europe hereby unconditionally and irrevocably guarantees for the benefit of such directors, officers and employees the obligations of Transmedia Asia under the foregoing indemnification arrangements.

                  SECTION 6.8 - Nasdaq Listing. Each of the Parties shall use its best efforts to obtain, prior to the Effective Time, the approval for listing on Nasdaq, effective upon official notice of issuance, of the shares of Transmedia Europe Common Stock into which the shares of Transmedia Asia Common Stock will be converted pursuant to Article II hereof and which will be issuable upon exercise of options and warrants pursuant to Section 2.8 hereof.

                  SECTION 6.9 - Certificate of Incorporation and Bylaws of Transmedia Europe; Corporate Identities of Transmedia Europe and E-Sub. (a) Immediately prior to the Effective Time, Transmedia Europe shall cause its Certificate of Incorporation and Bylaws to be amended and restated in a manner reasonably acceptable to it and Transmedia Asia.

                  (b) Transmedia Europe and Transmedia Asia agree that at the Effective Time, the corporate name of Transmedia Europe will be changed to "Global Consumer Network Inc." or to such other name as Transmedia Asia and Transmedia Europe may hereafter agree upon, and Transmedia Europe agrees to take all action as may be necessary to effect such name change.

                  (c) Transmedia Europe and Transmedia Asia agree that at the Effective Time, the corporate name of E-Sub will be changed to "Transmedia Europe, Inc." or to such other name as Transmedia Asia and Transmedia Europe may hereafter agree upon, and Transmedia Europe and E-Sub agree to take all action as may be necessary action to effect such name change.

                  SECTION 6.10 - Post-Merger Transmedia Europe Board of Directors and Officers. At the Effective Time, the total number of persons serving on the Board of Directors of Transmedia Europe shall be agreed to in writing by Transmedia Asia and Transmedia Europe prior to the Effective Time. Unless otherwise agreed to by Transmedia Europe and Transmedia Asia, the directors of the Transmedia Europe shall continue to serve as directors of Transmedia Europe from and after the Effective Time. Such persons shall serve as directors of Transmedia Europe until their successors are elected in accordance with Delaware Law and the Bylaws of Transmedia Europe or until their earlier resignation or removal. In the event that, prior to the Effective Time, any person so selected to serve on the Board of Directors of Transmedia Europe is unable or unwilling to serve in such position, the remaining members of the Board of Directors of Transmedia Europe shall designate another person to serve in such person's stead. Unless otherwise agreed to by Transmedia Europe and Transmedia Asia, the officers of Transmedia Europe shall continue to serve in their respective offices in Transmedia Europe from and after the Effective Time, until their successors are elected or appointed and qualified or until their resignation or removal. Each of Transmedia Asia and Transmedia Europe shall take such action as shall reasonably be deemed by either thereof to be advisable to give effect to the provisions set forth in this section.

                  SECTION 6.11 - Affiliates. (a) Each of Transmedia Asia and Transmedia Europe (i) has disclosed to the other on Schedule 6.11 hereof all Persons who are, or may be, at the time this Agreement is executed its "affiliates" for purposes of Rule 145 under the 1933 Act or under Accounting Series Releases 130 and 135 of the SEC, and (ii) shall use all reasonable efforts to cause each Person who is identified as an "affiliate" of it on
Schedule 6.11 to deliver to the other as promptly as practicable but in no event later than the Closing Date, a signed agreement substantially in the form of Appendix I hereto. Transmedia Asia and Transmedia Europe shall notify each other from time to time of any other Persons who then are, or may be, such an "affiliate" and use all reasonable efforts to cause each additional Person who is identified as an "affiliate" to execute a signed agreement as set forth in this Section 6.11(a).

                  (b) If the transactions contemplated by this Agreement would otherwise qualify for pooling of interests accounting treatment under GAAP, shares of Transmedia Asia Common Stock and shares of Transmedia Europe Common Stock held by such "affiliates" of Transmedia Asia or Transmedia Europe, as the case may be, shall not be transferable during the 30 day period prior to the Effective Time, and shares of Transmedia Europe Common Stock issued to such "affiliates" of Transmedia Asia and Transmedia Europe shall not be transferable until such time as financial results covering at least 30 days of combined operations of Transmedia Asia and Transmedia Europe have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such "affiliate" has provided the signed agreement referred to in Section 6.11(a), except to the extent permitted by, and in accordance with, SEC Accounting Series Release 135 and SEC Staff Accounting Bulletins 65 and 76, or such later time as notified by Transmedia Europe so as to ensure that the transactions contemplated by this Agreement qualify for pooling of interests accounting treatment under GAAP. Transmedia Europe shall not register the transfer of any shares of Transmedia Europe Common Stock unless such transfer is made in compliance with the foregoing.

                  SECTION 6.12 - Blue Sky. Transmedia Asia and Transmedia Europe will use their best efforts to obtain prior to the Effective Time all necessary blue sky permits and approvals required to permit the distribution of the shares of Transmedia Europe Common Stock to be issued in accordance with the provisions of this Agreement.

                  SECTION 6.13 - Pooling of Interests. Each of the Parties will use its best efforts to cause the transactions contemplated by this Agreement to be accounted for as a pooling of interests in accordance with GAAP, and such accounting treatment to be accepted by Transmedia Europe's independent certified public accountants, by Nasdaq and by the SEC, respectively, and each of the Parties agrees that it will take no action that would cause such accounting treatment not to be obtained.

                  SECTION 6.14 - Tax-Free Transactions. Each of the Parties (other than E-Sub) will use its best efforts to cause the Merger to qualify as a tax-free transaction under the Code, except with respect to any cash received in lieu of fractional shares by stockholders of Transmedia Asia in connection with the Merger and cash received by stockholders of Transmedia Asia who properly exercise their dissenters rights.


                                   ARTICLE VII
                        CONDITIONS TO THE REORGANIZATION

                  SECTION 7.1 - Conditions to Obligations of Each Party to Effect the Reorganization. The respective obligations of each Party to effect the Reorganization shall be subject to the following conditions:

                  (a) Stockholder Approval. The Merger and, in the case of Transmedia Europe, the issuance of Transmedia Europe Common Stock pursuant to the Merger and the Transmedia Europe Asset Conveyance shall have been approved and adopted by the requisite vote of the stockholders of each of Transmedia Asia and Transmedia Europe in accordance with Delaware Law and the rules of Nasdaq, as applicable;

                  (b) Legality. No federal, state or foreign statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which is in effect and has the effect of making the Transmedia Europe Asset Conveyance or the Merger illegal or otherwise prohibiting the consummation of the Transmedia Europe Asset Conveyance or the Merger;

                  (c) Dissenters' Rights. Transmedia Asia shall not have received pursuant to Section 262 of Delaware Law written notices of intent to demand appraisal in connection with the Merger with respect to shares of Transmedia Asia Common Stock representing more than 1,400,000 shares, other than notices which were withdrawn or are otherwise not in full force or effect at the Effective Time;

                  (d) Registration Statement Effective. The Registration Statement shall have become effective prior to the mailing by each of Transmedia Asia and Transmedia Europe of the Joint Proxy Statement to its respective stockholders, no stop order suspending the effectiveness of the Registration Statement shall then be in effect, and no proceedings for that purpose shall then be threatened by the SEC or shall have been initiated by the SEC and not concluded or withdrawn;

                  (e) Blue Sky. All state securities or blue sky permits or approvals required to carry out the transactions contemplated hereby shall have been received;

                  (f) Nasdaq Listing. The shares of Transmedia Europe Common Stock into which the shares of Transmedia Asia Common Stock will be converted pursuant to Article II hereof and the shares of Transmedia Europe Common Stock issuable upon the exercise of options or warrants pursuant to Section 2.7 hereof shall have been duly approved for listing on Nasdaq, subject to official notice of issuance;

                  (g) Pooling. Each of Transmedia Asia and Transmedia Europe shall have received a letter from KPMG, dated as of the Closing Date, to the effect that the transactions contemplated hereby will qualify for pooling of interests accounting treatment under GAAP;

                  (h) Consents Under Transmedia Asia Agreements. Transmedia Asia shall have obtained the consent or approval of each Person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated hereby except those which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Transmedia Europe, E-Sub or the Surviving Corporation; and

                  (i) Consents Under Transmedia Europe Agreements. Transmedia Europe shall have obtained the consent or approval of each Person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated hereby except those which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Transmedia Europe, E-Sub or the Surviving Corporation.

                  SECTION 7.2 - Additional Conditions to Obligations of Transmedia Asia. The obligations of Transmedia Asia to effect the Merger are also subject to the fulfillment of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Transmedia Europe contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date; provided, however, that for purposes of this Section 7.2(a) only, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on Transmedia Europe (either with or without giving effect to the ownership of Transmedia Asia and its Subsidiaries by Transmedia Europe after the Merger);

                  (b) Agreements, Conditions and Covenants. Transmedia Europe shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Effective Time;

                  (c) Certificates. Transmedia Asia shall have received a certificate of an executive officer of Transmedia Europe to the effect set forth in paragraphs (a) and (b) above;

                  (d) Tax Opinion. Transmedia Asia shall have received an opinion of KPMG, dated as of the Closing Date, in form and substance reasonably satisfactory to Transmedia Asia, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion: (A) no gain or loss will be recognized for federal income tax purposes by Transmedia Asia or A-Sub as a result of the formation of A-Sub and the Merger; and (B) no gain or loss will be recognized for federal income tax purposes by the stockholders of Transmedia Asia upon their exchange of Transmedia Asia Common Stock solely for Transmedia Europe Common Stock pursuant to the Merger (except with respect to cash received in lieu of fractional shares by stockholders of Transmedia Asia in connection with the Merger and cash received by stockholders who properly exercise their dissenters rights). In rendering such opinion, KPMG may require and rely upon representations and covenants including those contained in certificates of officers of Transmedia Europe, Transmedia Asia and and E-Sub and others, including certain stockholders of Transmedia Asia; and

                  (e) Affiliate Agreements. Transmedia Asia shall have received the agreements required by Section 6.11 hereof to be delivered by the Transmedia Europe "affiliates," duly executed by each "affiliate" of Transmedia Europe.

                  SECTION 7.3 - Additional Conditions to Obligations of Transmedia Europe. The obligations of Transmedia Europe to effect the Transmedia Europe Asset Conveyance and the Merger are also subject to the fulfillment of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Transmedia Asia contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date; provided, however, that for purposes of this Section 7.3(a) only, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on Transmedia Asia or Transmedia Europe (after giving effect to its ownership of Transmedia Asia and its Subsidiaries after the Merger);

                  (b) Agreements, Conditions and Covenants. Transmedia Asia shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Effective Time;

                  (c) Certificates. Transmedia Europe shall have received a certificate of an executive officer of Transmedia Asia to the effect set forth in paragraphs (a) and (b) above;

                  (d) Tax Opinion. Transmedia Asia shall have received the opinion described in Section 7.2(d) hereof, in form and substance reasonably satisfactory to Transmedia Europe; and

                  (e) Affiliate Agreements. Transmedia Europe shall have received the agreements required by Section 6.11 hereof to be delivered by the Transmedia Asia "affiliates," duly executed by each "affiliate" of Transmedia Asia.


                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

                  SECTION 8.1 - Termination. This Agreement may be terminated at any time before the Effective Time, in each case as authorized by the respective Board of Directors of Transmedia Asia or Transmedia Europe:

                  (a) By mutual written consent of each of Transmedia Asia and Transmedia Europe;

                  (b) By either Transmedia Asia or Transmedia Europe if the Reorganization shall not have been consummated on or before July 31, 1997, (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

                  (c) By either Transmedia Asia or Transmedia Europe if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the Parties shall use their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

                  (d) By either Transmedia Asia or Transmedia Europe if the Board of Directors of the other or any committee of the Board of Directors of the other (i) shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement or the Merger, or, in the case of Transmedia Europe, the Transmedia Europe Asset Conveyance, (ii) shall fail to reaffirm such approval or recommendation upon such Party's request, (iii) shall approve or recommend any acquisition of the other or a material portion of its assets or any tender offer for shares of its capital stock, in each case, other than by a Party or an Affiliate thereof, or (iv) shall resolve to take any of the actions specified in clause (i) above; or

                  (e) By either Transmedia Asia or Transmedia Europe if any of the required approvals of the stockholders of Transmedia Asia or of Transmedia Europe shall fail to have been obtained at a duly held stockholders meeting of either of such companies, including any adjournments thereof.

                  SECTION 8.2 - Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1 hereof, and subject to the provisions of Section 9.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of any of the Parties, except (i) as set forth in this Section 8.2 and in Sections 9.2 and 9.3 hereof, and (ii) nothing herein shall relieve any Party from liability for any willful breach hereof.

                  SECTION 8.3 - Amendment. This Agreement may be amended by the Parties pursuant to a writing adopted by action taken by all of the Parties at any time before the Effective Time; provided, however, that, after approval of the Agreement by the stockholders of Transmedia Asia or Transmedia Europe, whichever shall occur first, no amendment may be made which would (a) alter or change the amount or kinds of consideration to be received by the holders of Transmedia Asia Shares upon consummation of the Merger, (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation or Transmedia Europe (except for the implementation of any amendments contemplated hereby), or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of securities of

Transmedia Asia or Transmedia Europe. This Agreement may not be amended except by an instrument in writing signed by the Parties.

                  SECTION 8.4 - Waiver. At any time before the Effective Time, any Party may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only as against such Party and only if set forth in an instrument in writing signed by such Party.


                                   ARTICLE IX
                               GENERAL PROVISIONS

                  SECTION 9.1 - Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.1 hereof, as the case may be, except that (a) the agreements set forth in Article I and Sections 2.3, 2.4, 2.5, 2.6 and 6.8 hereof shall survive the Effective Time indefinitely, (b) the agreements set forth in Sections 9.2 and 9.3 hereof shall survive termination indefinitely and (c) nothing contained herein shall limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

                  SECTION 9.2 - Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by telecopy, to the Parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a Party as shall be specified by like notice):

                  (a)  if to Transmedia Asia:

                       Transmedia Asia Pacific, Inc.
                       11 St. James Square
                       London SW1Y 4LB
                       England
                       Attention:  President
                           Telecopy No.:  44-171-839-2768
                       with a copy to:

                       Rubin Baum Levin Constant & Friedman
                       30 Rockefeller Plaza
                       New York, New York  10112
                       Attention:  Walter M. Eptsein, Esq.
                           Telecopy No.:  (212) 698-7825

                  (b)  if to Transmedia Europe, A-Sub or E-Sub:

                       Transmedia Europe, Inc.
                       11 St. James Square
                       London SW1Y 4LB
                       England
                       Attention:  President
                           Telecopy No.:  44-171-839-2768

                       with a copy to:

                       Weil, Gotshal & Manges LLP
                       767 Fifth Avenue
                       New York, NY  10153
                       Attention:  David E. Zeltner, Esq.
                           Telecopy No.:  (212) 310-8007

                  SECTION 9.3 - Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, except that those expenses incurred in connection with the printing of the Joint Proxy Statement and the Registration Statement, as well as the filing fees related thereto, shall be shared equally by Transmedia Asia and Transmedia Europe.

                  SECTION 9.4 - Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                  (a) "1933 Act" means the Securities Act of 1933, as the same may be amended from time to time.

                  (b) "Affiliate" of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

                  (c) "Exchange Act" means the Securities Exchange Act of 1934, as the same may be amended from time to time.

                  (d) "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

                  (e) "knowledge" of any Party shall mean the actual knowledge of the executive officers of such Party.

                  (f) "Material Adverse Effect" means any change in or effect on the business of the referenced corporation or any of its Subsidiaries that is or will be materially adverse to the business, operations (including the income statement), properties (including intangible properties), condition (financial or otherwise), assets or liabilities of such referenced corporation and its Subsidiaries taken as a whole.

                  (g) "Person" means an individual, corporation, partnership, association, trust, unincorporated organization, entity or group (as defined in the Exchange Act).

                  (h) "Subsidiary", "Transmedia Asia Subsidiary", or "Transmedia Europe Subsidiary" means any corporation or other legal entity of which Transmedia Asia or Transmedia Europe, as the case may be (either alone or through or together with any other Subsidiary or Subsidiaries), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  SECTION 9.5 - Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 9.6 - Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

                  SECTION 9.7 - Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement and, except as expressly set forth herein, supersedes any and all other prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and, except for Section 7.8 (Indemnification, Directors' and Officers' Insurance) and Section 7.12 (Post-Merger Transmedia Europe Board of Directors), is not intended to confer upon any Person other than Transmedia Asia, Transmedia Europe, A-Sub and E-Sub and, after the Effective Time, their respective stockholders, any rights or remedies hereunder.

                  SECTION 9.8 - Assignment. This Agreement shall not be assigned by operation of law or otherwise.

                  SECTION 9.9 - Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, without regard to the conflicts of laws provisions thereof.

                  SECTION 9.10 - Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                      TRANSMEDIA EUROPE, INC.


                                      By:/s/ Edward J. Guinan III
                                         _______________________________________
                                         Name: Edward J. Guinan III
                                         Title: President and Chief
                                                Executive Officer


                                      TRANSMEDIA ASIA ACQUISITION
                                        CORPORATION


                                      By:/s/ Edward J. Guinan III
                                         _______________________________________
                                         Name: Edward J. Guinan III
                                         Title: President and Chief
                                                Executive Officer


                                      TRANSMEDIA ASIA PACIFIC, INC.


                                      By:/s/ Edward J. Guinan III
                                         _______________________________________
                                         Name: Edward J. Guinan III
                                         Title: President and Chief
                                                Executive Officer


                                      TRANSMEDIA EUROPE ACQUISITION
                                        CORPORATION


                                      By:/s/ Edward J. Guinan III
                                         _______________________________________
                                         Name: Edward J. Guinan III
                                         Title: President and Chief
                                                Executive Officer